Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47539) of CompX International Inc. of our report dated February 25, 2009 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Dallas, Texas
February 25, 2009